UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2014

ARTESIAN RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-18516	51-0002090
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

664 Churchmans Road, Newark, Delaware	19702
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	302-453-6900

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.07 Submission of Matters to a Vote of Security Holders

On May 7, 2014, Artesian Resources Corporation (the "Company") held its annual meeting of shareholders.  At the annual meeting, Mr. John R. Eisenbrey, Jr. and Ms. Dian C. Taylor were elected to serve as directors of the Company's Board of Directors (the "Board") for three year terms and until their respective successors shall be elected and qualified or until their earlier resignation or removal.  Only holders of record of the Company's Class B Common Stock were entitled to vote on the election of Mr. Eisenbrey and Ms. Taylor.

Votes were cast as follows with respect to Mr. Eisenbrey's and Ms. Taylor's election:

Name of Nominee	For	Withheld	Abstentions
John R. Eisenbrey, Jr.	720,440	0	15,227
Dian C. Taylor	720,440	0	15,227

There were no broker non-votes.

Since the Board is divided into three classes with one class elected each year to hold office for a three-year term, the following directors continued to serve as directors of the Company immediately after the annual meeting: Mr. Kenneth R. Biederman, Ms. Nicholle R. Taylor and Mr. William C. Wyer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARTESIAN RESOURCES CORPORATION
Date: May 12, 2014	By: /s/ David B. Spacht
David B. Spacht
Chief Financial Officer